Exhibit 99.1

THE LGL GROUP, INC. REPORTS First QUARTER 2025 RESULTS

ORLANDO, Florida (May 15, 2025) The LGL Group, Inc. (NYSE American: LGL) ("LGL," "LGL Group," or the "Company") announced today its financial results for the first quarter ended March 31, 2025.

•	Cash and cash equivalents and marketable securities were $42.0 million as of March 31, 2025
•	Form S-1 expected to be filed in the second quarter with an amended Warrant Agreement that includes an over-subscription privilege
•	P3 Logistic Solutions' tactical edge artificial intelligence contract development strengthens
•	Precise Time and Frequency revenues increased 27% in Q1 2025
•	Morgan Group Holding Co. receives GAMCO final agreements and is expected to close within second quarter

Results from Operations

Total revenues increased $30,000 to $918,000 for the three months ended March 31, 2025 from $888,000 for the three months ended March 31, 2024 primarily due to higher shipments in the Electronic Instruments segment.

Net (loss) income available to LGL Group common stockholders was ($6,000) for the three months ended March 31, 2025 compared with $21,000 for the three months ended March 31, 2024. The decrease was primarily due to:

•	lower Net investment income on investments in U.S. Treasury money market funds due to lower yields;
•	higher Manufacturing costs of sales driven by the increase in Net sales; and
•	higher Engineering, selling and administrative costs related to an increase in salaries and wages.

The decrease was partially offset by higher Net sales due to higher backlog as of December 31, 2024.

Gross Margin

Gross margin increased to 52.4% for the three months ended March 31, 2025 compared to 48.0% for the three months ended March 31, 2024. The increase in gross margins reflects a higher margin product mix.

Backlog

As of March 31, 2025, our order backlog was $295,000, a decrease of $41,000 from $336,000 as of December 31, 2024. The backlog of unfilled orders includes amounts based on purchase orders, which we have determined are firm orders likely to be fulfilled primarily in the next 12 months but most of the backlog will ship in the next 90 days.

Liquidity

Our working capital metrics were as follows:

(in thousands)	March 31, 2025	December 31, 2024
Current assets	$42,820	$42,642
Less: Current liabilities	1,013	904
Working capital	$41,807	$41,738

As of March 31, 2025, LGL Group had investments (classified within Cash and cash equivalents and Marketable securities) with a fair value of $41.7 million, of which $24.9 million was held within the Merchant Investment business.

Board of Directors Changes

Michael J. Ferrantino, Jr. and Timothy Foufas will not stand for re-election to the Board of Directors of LGL Group at the Company's Annual Meeting of Stockholders on June 2, 2025. The decision reflects their intention to dedicate greater focus to launching the previously announced Connectivity Partnership.

"We remain committed to enhancing stockholder value and are excited to continue supporting LGL Group through the Company's strategic investment in the Connectivity Partnership," said Mr. Ferrantino and Mr. Foufas.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL common stock and warrants are traded on the NYSE American under the symbols "LGL" and "LGL WS," respectively.

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various business in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company's financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

###

Contact:

The LGL Group, Inc.

info@lglgroup.com

The LGL Group, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2025	2024
Revenues:
Net sales	$498	$392
Net investment income	417	499
Net gains (losses)	3	(3)
Total revenues	918	888
Expenses:
Manufacturing cost of sales	237	204
Engineering, selling and administrative	640	605
Total expenses	877	809
Income from operations before income taxes	41	79
Income tax expense	28	36
Net income	13	43
Less: Net income attributable to non-controlling interests	19	22
Net (loss) income attributable to LGL Group common stockholders	$(6)	$21

(Loss) income per common share attributable to LGL Group common stockholders:
Basic	$(0.00)	$0.00
Diluted	$(0.00)	$0.00

Weighted average shares outstanding:
Basic	5,352,937	5,352,937
Diluted	5,352,937	5,604,430

The LGL Group, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)	March 31, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$41,925	$41,585
Marketable securities	20	17
Accounts receivable, net of reserves of $52 and $52, respectively	306	493
Inventories, net	241	267
Prepaid expenses and other current assets	328	280
Total current assets	42,820	42,642
Right-of-use lease assets	293	308
Intangible assets, net	30	36
Deferred income tax assets	159	159
Total assets	$43,302	$43,145

Liabilities:
Total current liabilities	1,013	904
Non-current liabilities	1,027	1,001
Total liabilities	2,040	1,905

Stockholders' equity:
Total LGL Group stockholders' equity	39,233	39,230
Non-controlling interests	2,029	2,010
Total stockholders' equity	41,262	41,240
Total liabilities and stockholders' equity	$43,302	$43,145

The LGL Group, Inc.

Segment Results

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024	$ Change	% Change
Revenues:
Electronic Instruments	$498	$392	$106	27.0%
Merchant Investment	247	289	(42)	-14.5%
Corporate	173	207	(34)	-16.4%
Total revenues	918	888	30	3.4%

Expenses:
Electronic Instruments	479	390	89	22.8%
Merchant Investment	94	49	45	91.8%
Corporate	304	370	(66)	-17.8%
Total expenses	877	809	68	8.4%

Income (loss) from operations before income taxes
Electronic Instruments	19	2	17	850.0%
Merchant Investment	153	240	(87)	-36.3%
Corporate	(131)	(163)	32	-19.6%
Income from operations before income taxes	41	79	(38)	-48.1%
Income tax expense	28	36	(8)	-22.2%
Net income	13	43	(30)	-69.8%
Less: Net income attributable to non-controlling interests	19	22	(3)	-13.6%
Net (loss) income attributable to LGL Group common stockholders	$(6)	$21	$(27)	-128.6%